EXHIBIT 4.4

CONFIDENTIAL


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 3rd day of May 2003, by and between Nova International Films, Inc. and its affiliates, an OTC-Bulletin Board Company (the "Company") and Patrick J. Ko (the "Consultant").

         WHEREAS,   Consultant  is  in  the  business  of  providing  management consulting and advisory services; and

         WHEREAS, The Company deems it to be in its best interest to retain Consultant to provide consulting services to and for it and Consultant desires to so provide such services;

         NOW, WHEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. For a period of 12 months, beginning on May 3rd, 2003 (the "Consulting Period"), Consultant shall serve as an independent consultant and advisor to the Company on matters relating to the structure, management, and operation of the Company and its subsidiaries; the identification and assistance with the location of potential business partners; the establishment of offices and operations outside of China; the business dealings with non-Chinese entities, particularly with U.S. companies; the identification and negotiation of agreements with prospective joint venture and strategic alliance partners, both foreign and domestic; the preparation and implementation of new business plans; the identification and securing of agreements with prospective officers, directors, consultants, and employees.

2. During the Consulting period, the Company shall be entitled to Consultant's services for reasonable times when and to the extent reasonably requested by, and subject to the reasonable direction of, the Company's Chairman, Chief Executive Officer and the Board of Directors. It is understood that the Consultant's services are not exclusive to the Company and Consultant shall be free to perform services for other persons or entities. However, the Consultant will notify the Company of its performance of consulting services for any other person or entity that could conflict with its obligations under this Agreement. Upon receiving such notice, the Company may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement, within seven (7) days of receipt of written notice of conflict, shall constitute the Client's ongoing consent to the Consultant's outside consulting services.

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3.  Consultant's  services shall be rendered from his office or home, or, at the
Company's request, from the Company's executive offices. Reasonable travel and living and other expenses necessarily incurred by Consultant to render services at locations other than his office or home or from the Company's offices, shall be reimbursed by the Company promptly upon receipt of proper invoices and statements with regard to the nature and amount of those expenses.

4. Consultant shall have no authority to bind the Company by or obtain any obligation, agreement, promise, or representation without first obtaining the written approval of the Chief Executive Officer of the Company. Consultant shall not incur any liability on behalf of the Company or in any way represent or bind the Company in any manner or thing whatsoever and nothing herein shall be deemed to constitute either party the agent or representative of the other. The Company shall indemnify and hold Consultant harmless from and against any liability resulting from the performance of the consulting services hereunder.

5. In consideration of Consultant's entering into this Agreement, The Company has agreed to issue to Consultant on or before May 8 2003:

         A. $15,000 cash retainer per month, or lump sum of 500,000 shares of The Company's Common Stock (the "Shares");

         B. Five year warrants (the "Warrants") to purchase 250,000 shares of The Company's Common Stock (the "Warrant Shares"), with an exercise price equal to $0.45. The Warrants shall be exercisable and registered for sale immediately after the date of issuance, and shall expire 5 years after the date of issuance, unless otherwise extended by the Company. The Warrants shall include customary cashless exercise provision and will be non-redeemable and provide for automatic exercise upon expiration. The Warrants shall be transferable, subject only to the securities laws, by the holders thereof.

6. The Company agrees to file an S-8 Registration Statement on or before May 8th, 2003 to register the Shares and the Warrants Shares for sale, at the Company's sole expense. If the S-8 filing is not effective, the Company will, within 7 days, file an appropriate registration statement in lieu thereof, at the Company's expense. The Company will provide any legal opinions required to effectuate the registration of the Shares and the Warrant Shares. The Company agrees to deliver the Shares free via DTC to a brokerage account established in the name of Consultant by the Consultant or deliver to Consultant a certificate for the proper number of Shares without a restrictive legend, as requested by Consultant. In addition, if the S-8 filing is deemed non-effective for any reason, the Company shall pay to Consultant $15,000 per month, with each such payment due on the first day of each month throughout the term of this Agreement. Any such payments received by Consultant will reduce pro rata the number of Shares due to Consultant at such time as the S-8 filing or any subsequent fillings shall be approved.

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7. Consultant understands and agrees that he is an independent contractor rather than an employee or agent of The Company. Nothing contained herein shall be considered to create the relationship of employer-employee between the parties to this Agreement. Consultant shall be responsible for withholding, paying and reporting any and all required federal, state or local income, employment and other taxes and charges. Consultant understands and agrees that the Company will make no deduction from payments to Consultant for federal or state tax withholdings, social security, unemployment, worker's compensation or disability insurance.

8. It is acknowledged and agreed by the Company that Consultant is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the Company that that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry.

9. Consultant agrees that he will not, without the Company's prior consent, disclose to anyone, any trade secrets of the Company or any confidential, non-public information relating to the Company's business, operations or prospects.

10. It is understood and agreed that the services of Consultant are unique and confidential in nature and neither Consultant nor the Company shall delegate or assign all or any portion of his or its required performance to any other individual, firm or entity, without the other's written consent.

11. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by both parties. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, permitted assigns and legal representatives of the parties. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior negotiations, discussions and other agreements with respect to the subject matter hereof.

12. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents. The undersigned signatories signing for The Company have full authority to execute this Agreement on behalf of The Company and thus to legally bind The Company to all of the terms hereof.

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IN WITNESS  WHEROF,  this  Agreement  has been executed as of the 3rd day of May
2003.

CONSULTANT:                                     COMPANY:
Patrick J. Ko                                   Nova International Films, Inc.



By:__________________________                   By:_____________________________
                                                Name:    Raymond Ying-Wai Kwan
                                                Title:   Chief Executive Officer